[WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                                November 15, 2000


The Board of Directors
Hilb, Rogal and Hamilton Company
4235 Innslake Drive
Glen Allen, Virginia  23060-1220

         Re:  Registration Statement on Form S-4

Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), with respect to the offer and sale from time to time in connection with the Company's acquisition of independent insurance agencies and other businesses or assets of up to 3,000,000 shares of the Company's common stock, without par value (the "Shares"). As counsel to the Company, we have reviewed the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Shares, when issued pursuant to the Registration Statement and against payment therefor pursuant to the terms and conditions of the applicable acquisition agreement, will be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                         Very truly yours,

                                         WILLIAMS, MULLEN, CLARK & DOBBINS, P.C.


                                         By:   /s/ Robert E. Spicer, Jr.
                                            ------------------------------------
                                                      A Shareholder